EXHIBIT 10.38



                           OPTION CONVERSION AGREEMENT

                  This OPTION CONVERSION AGREEMENT ("Agreement") is made and entered into as of the 30th day of September, 1997 by and between ASTORIA FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Corporation") and FRANKLYN BERKOWITZ residing at 2631 Silver Court, East Meadow, New York 11554 ("Option Holder").

                                   WITNESSETH:

                  WHEREAS, the Option Holder holds certain options to purchase shares of common stock of The Greater New York Savings Bank ("Existing Options"); and

                  WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 29, 1997 by and among the Corporation, Astoria Federal Savings and Loan Association ("Association") and The Greater New York Savings Bank ("Merger Agreement"), the Corporation will purchase all of the outstanding common stock of The Greater New York Savings Bank ("Seller") and will cause the Seller to be merged with and into the Association; and

                  WHEREAS, pursuant to the Merger Agreement, the Option Holder may elect to cause all or any portion of the Existing Options to be converted into an option to purchase shares of the common stock of the Corporation ("Converted Option"); and

                  WHEREAS, the Option Holder has made such an election, and the Option Holder and the Corporation desire to set forth the terms and conditions of the Converted Option;

                  NOW, THEREFORE, the Option Holder and the Corporation agree as follows:

                  SECTION 1.        GRANT OF CONVERTED OPTION.

                  The Corporation hereby grants, and the Option Holder hereby accepts the Corporation's grant of, a Converted Option, on the terms and conditions hereinafter set forth, to purchase the number of shares of the Corporation's Common Stock (each, an "Optioned Share"), at the exercise price(s) per share (each, an "Applicable Exercise Price"), and generally for the period beginning on the date hereof and ending on the expiration date(s) (each, an "Applicable Expiration Date") set forth in columns (4), (5) and (6), respectively, of the table set forth below:

--------------------------------------------------------------------------------------------------------------------------
                     EXISTING OPTION                                           CONVERTED OPTION
       (1)                (2)                  (3)                (4)                (5)                    (6)
  No. Of Shares      Exercise Price      Expiration Date     No. Of Shares      Exercise Price        Expiration Date
================  ====================  ==================  ================  ==================  ========================
       10,000        $    9.875              6/21/05             5,000            $   19.75           Same as Column (3)
       15,000        $   11.125              6/26/06             7,500            $   22.25           Same as Column (3)

It is not intended that any of the Converted Options granted hereunder qualify as incentive stock options described in section 422 of the Internal Revenue Code of 1986 ("Code").

                  SECTION 2.        TERM AND EXERCISE OF OPTIONS.

                  (a) Each Converted Option shall be exercisable as to an Optioned Share at any time beginning on the date of this Agreement and ending on the Applicable Expiration Date for such Optioned Share; PROVIDED, HOWEVER, that the Converted Option shall be subject to earlier expiration as provided in section 2(f) hereof.

                  (b) The Converted Option shall be exercisable in whole or in part; PROVIDED HOWEVER, that no partial exercise of the Converted Option shall be for an aggregate Applicable Exercise Price of less than One Thousand Dollars ($1,000). The partial exercise of a Converted Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of the Converted Option, this Agreement, marked with any notations deemed appropriate by the Corporation, shall be returned to the Option Holder together with the delivery of the certificates described in section 2(e) hereof.

                  (c) The Converted Option shall be exercised by delivering notice to the Corporation's principal office, to the attention of its Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Agreement, shall specify the number of Optioned Shares with respect to which the Converted Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Option Holder. The Option Holder may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Agreement shall be returned to him. Payment for Optioned Shares purchased upon the exercise of the Converted Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Corporation, in shares of common stock of the Corporation ("Common Stock") owned by the Option Holder and valued at their Fair Market Value (as defined in section 8 hereof) on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Corporate Secretary of the Corporation, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Corporate Secretary of the Corporation shall require from time to time.

                  (d) During the life of the Option Holder, the Converted Option shall be exercisable only by him. The Converted Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

                  (e) Certificates for shares of Common Stock purchased upon the exercise of the Converted Option shall be issued in the name of the Option Holder and delivered to the Option Holder as soon as practicable following the effective date on which the Converted Option is exercised.

                  (f) In the event of the death of the Option Holder, the Converted Option shall remain exercisable until the expiration of one year after such death, on which date the Converted Option shall expire; PROVIDED, HOWEVER, that the Converted Option shall not be exercisable as to any Optioned Share after the Applicable Expiration Date for such Optioned Share.

                  (g) The exercise of all or any portion of the Converted Option shall have the effect of reducing the number of Optioned Shares available for purchase at the Applicable Exercise Price by the number of shares of Common Stock acquired upon such exercise. At the close of business on any Applicable Expiration Date, the number of Optioned Shares available for purchase at the Applicable Exercise Price for the Optioned Shares subject to such Applicable Expiration Date shall be reduced to zero. At the close of business on the first anniversary of the Option Holder's death, the total number of Optioned Shares available for purchase hereunder shall be reduced to zero.

                  SECTION 3.        CERTAIN ADJUSTMENTS IN THE CONVERTED OPTION.

                  (a) Subject to any required action by the shareholders of the Corporation, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation or shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, the Corporation shall proportionally adjust the number of shares of Common Stock subject to the Converted Option and the Applicable Exercise Price per Optioned Share.

                  (b) Subject to any required action by the shareholders of the Corporation, in the event that the Corporation shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Converted Option, to the extent outstanding on the date of such merger or consolidation, shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Converted Option on such date would have received in such merger or consolidation, and an appropriate adjustment shall be made in the Applicable Exercise Price.

                  (c) In the event of (i) a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Corporation's assets, (iii) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation or (iv) a merger or consolidation involving the Corporation in which the Corporation is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Corporation shall either:

                  (A) cancel, effective immediately prior to the occurrence of such event, the Converted Option and, in full consideration of such cancellation, pay to the Option Holder an amount in cash, for each Optioned Share then subject to the Converted Option, equal to the excess of (I) the value, as determined by the Corporation in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (II) the Applicable Exercise Price; or

                  (B) provide for the exchange of the Converted Option for an option on some or all of the property for which the Common Stock of the Corporation is exchanged and, incident thereto, make an equitable adjustment as determined by the Corporation in its absolute discretion in the Applicable Exercise Price, or the number of shares or amount of property subject to the Option, or both, or, if appropriate, provide for a cash payment to the Option Holder in partial consideration for the exchange of the Converted Option.

The Corporation shall take the same action under this section 3(c) as it takes under any similar provisions of stock options granted to executive officers of the Corporation.

                  (d) In the event of any change in the capitalization of the Corporation or corporate change other than those specifically referred to in sections 3(a), (b), or (c) hereof, the Corporation shall make such adjustments in the number and class of shares subject to the Converted Option outstanding on the date on which such change occurs and in the Applicable Exercise Price of each Optioned Share then subject to the Converted Option as is appropriate to prevent dilution or enlargement of rights.

                  (e) Except as expressly provided herein, the Option Holder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Corporation or any other corporation. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Optioned Shares.

                  SECTION 4.        RIGHTS AS A STOCKHOLDER.

                  No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to the Converted Option until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in section 3 hereof, no adjustment to the Converted Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                  SECTION 5.        WITHHOLDING TAXES.

                  (a) Whenever shares of Common Stock are to be issued upon the exercise of the Converted Option, the Corporation shall have the right to require the Option Holder to remit to the Corporation in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise payment prior to the delivery of any certificate or certificates for such shares.

                  (b) At the election of the Option Holder, but subject to the approval of the Corporation, when shares of Common Stock are to be issued upon the exercise of the Converted Option, in lieu of the remittance required by section 5(a) hereof, the Option Holder may tender to the Corporation a number of shares of Common Stock determined by him, the Fair Market Value (as defined in section 8 hereof) of which at the tender date the Corporation determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or grant and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.

                  (c) At the election of the Option Holder, but subject to the approval of the Corporation, when shares of Common Stock are to be issued upon the exercise of the Converted Option, in lieu of the remittance required by section 5(a) hereof, the Corporation shall withhold a number of such shares determined by the Option Holder, the Fair Market Value (as defined in section 8 hereof) of which at the exercise date the Corporation determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Option Holder's estimated total federal, state and local tax obligations associated with such exercise.

                  SECTION 6.        NO OBLIGATION TO EXERCISE.

                  The grant to the Option Holder of the Converted Option shall impose no obligation to exercise such Converted Option.

                  SECTION 7.        TRANSFERS UPON DEATH.

                  Upon the death of the Option Holder, the Converted Option may be exercised only by the executors or administrators of Option Holder's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Converted Option that are or would have been applicable to the Option Holder and to be bound by the acknowledgments made by the Option Holder in connection with the grant of the Converted Option. Except as provided in this section 7, the Converted Option shall not be transferable and may only be exercised during the Option Holder's lifetime by the Option Holder.

                  SECTION 8.        DEFINITION OF FAIR MARKET VALUE.

                  The "Fair Market Value" of a share of Common Stock with respect to any day shall be (a) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (including as a securities exchange for this purpose the NASDAQ National Market System) or (b) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers, Inc. Automated Quotations System or
(c) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc., selected by the Corporation. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Corporation in its absolute discretion.

                  SECTION 9.       REGISTRATION AND DELIVERY OF OPTIONED SHARES.

                  The Corporation's obligation to deliver shares of Common Stock under this Agreement shall, if the Corporation so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such shares are to be delivered, in such form as the Corporation shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the shares of Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any shares of Common Stock under this Agreement prior to (a) the admission of such shares of Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Corporation shall determine to be necessary or advisable. In the event that the Corporation refuses, pursuant to the preceding sentence, to deliver shares of its Common Stock upon the exercise of the Converted Option, the Corporation shall pay to the Option Holder in a lump sum in cash not later than the proposed exercise date an amount, for each share of Common Stock with respect to which the Converted Option was proposed to be exercised, equal to the excess of (i) the Fair Market Value (determined pursuant to section 8) of a share of Common Stock on the proposed exercise date over (ii) the Exercise Price of the Converted Option.

                  SECTION 10.       REGISTRATION RIGHTS.

                  At or as soon as practicable following the effective date provided for in the Merger Agreement, the Corporation shall prepare and file with the Securities and Exchange Commission on Form S-8 (or another substantially equivalent form promulgated by the Securities and Exchange Commission and available to the Corporation) a registration statement covering the issuance of the Optioned Shares in compliance with applicable laws, rules and regulations. Following such filing, the Corporation shall take such actions as are necessary to maintain the effectiveness of such registration through the Applicable Expiration Date or, if earlier, the date on which no Optioned Shares remain available for purchase hereunder. Notwithstanding anything contained herein to the contrary, the Corporation's obligations under this section will not require the Corporation to incur any unreasonable expenses.

                  SECTION 11.       NOTICES.

                  Any communication required or permitted to be given hereunder, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Corporation

                           Astoria Financial Corporation
                           One Astoria Federal Plaza
                           Lake Success, New York 11042-1085

                           Attention: Corporate Secretary

                  (b) If to the Option Holder, to the Option Holder's address first above written.

No notice given to any party shall be deemed effective as to such party until actually received.

                  SECTION 12.       SUCCESSORS AND ASSIGNS.

                  This Agreement shall inure to the benefit of and shall be binding upon the Corporation and the Option Holder and their respective heirs, successors and assigns.

                  SECTION 13.       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise.

                  SECTION 14.       GOVERNING LAW.

                  This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  SECTION 15.       AMENDMENT.

                  This Agreement may be amended, in whole or in part, at any time and from time to time, by written agreement between the Corporation and the Option Holder.

                  SECTION 16.       SEVERABILITY.

                  A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.

                  SECTION 17.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 18.       COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 19.       GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles of such laws.

                  SECTION 20.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 21.       ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 22.       DISPUTE RESOLUTION.

                  Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration shall be held in Nassau County, New York, or at such other place as may be selected by mutual agreement. The arbitration shall be conducted before a panel of three neutral arbitrators, all of whom shall be members of the Bar of the State of New York, actively engaged in practice of law for at least ten (10) years. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days after their appointment; if the arbitrators selected by the parties hereto are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the President of the American Arbitration Association or his designee. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the arbitral tribunal's determination of the merits of the controversy. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. Each party shall bear its own costs and expenses in any such Proceeding.

                  IN WITNESS WHEREOF, the Option Holder has executed, and the Corporation has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                                    ASTORIA FINANCIAL CORPORATION


                                    By: /S/ George L. Engelke, Jr.
                                        ----------------------------------
                                             Signature
                                    Title:   Chairman, President and Chief
                                             Executive Officer
                                    Date:    Sept 29, 1997

ATTEST:


/S/ Alan P. Eggleston
---------------------------
         Asst Secretary

[SEAL]

                                    FRANKLYN BERKOWITZ


                                    /S/ Franklyn Berkowitz
                                    -----------------------------------
                                             Signature
                                    Date: Oct 1, 1997